DATRON SYSTEMS INCORPORATED

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
        TO BE HELD FRIDAY, AUGUST 4, 2000 AT 11:00 A.M.

To the Stockholders of Datron Systems Incorporated:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DATRON SYSTEMS INCORPORATED will be held at the Westgate Hotel, Coronet Room, 1055 Second Avenue, San Diego,
California on August 4, 2000 at 11:00 A.M. for the following purposes:

           1.    To  elect six directors to hold office
     until the next annual meeting of stockholders and until their successors are elected and qualified;
     and

           2.    To  transact any other  business  that
     properly   comes  before  the  meeting   and   any
     adjournments thereof.

     Only stockholders of record at the close of business on June
19, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

                    By Order of the Board of Directors


                     Victor A. Hebert
                     Secretary

Vista, California
July 6, 2000


_______________________________________________________________

          WHETHER OR NOT YOU PLAN TO ATTEND THE
          MEETING, PLEASE SIGN AND RETURN THE
          ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE
          IN THE ENCLOSED POSTPAID ENVELOPE.
______________________________________________________________

                  DATRON SYSTEMS INCORPORATED

                           _________

                        PROXY STATEMENT


To the Stockholders of Datron Systems Incorporated:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Datron Systems Incorporated, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any adjournments and postponements thereof (the "Annual Meeting") to be held at 11:00 a.m. on Friday, August 4, 2000, at the Westgate Hotel, Coronet Room, 1055 Second Avenue, San Diego, California 92101. The Company's principal executive offices are located at 3030 Enterprise Court, Vista, California 92083; the Company's telephone number is (760) 734-5454.

     Only stockholders of record as of the close of business on June 19, 2000 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 2,722,261 shares of the Company's common stock, $0.01 par value, (the "Common Stock") were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held.

     Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting alone will not revoke a proxy.

     A stockholder who abstains from voting on any or all matters will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on the particular matter (or matters) as to which the stockholder has abstained. Similarly, in the event a nominee (such as a brokerage firm) holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and/or does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

     The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders is July 6, 2000. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. Costs of solicitation will be borne by the Company.

       PROPOSAL 1 - NOMINATION AND ELECTION OF DIRECTORS

     Nominees

     Six directors are to be elected at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected and qualified. The Company will nominate the six incumbent directors. All of these directors were elected at the Company's last annual meeting except for Mr. Don Lyle, who was appointed as a director by the Board on May 15, 2000. If any nominee is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of the nominees named below unless marked to the contrary. Pursuant to applicable Delaware law, assuming the presence of a quorum, six directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, the six nominees who receive the highest number of votes in favor of their election will be elected, regardless of the number of abstentions or non-votes.

     The following table sets forth certain information regarding each nominee as of June 19, 2000.

                                Positions         Common Stock
                                  with            Beneficially   Percentage
Name                     Age    the Company        Owned<F1><F2>  Ownership

David A. Derby            58   Chairman of the        104,066      3.8%
                               Board, President,
                               Chief Executive
                               Officer;
                               Director
Kent P.  Ainsworth        54   Director                12,875      0.5%

Michael F. Bigham         42   Director                 7,475      0.3%

Don M. Lyle               60   Director                 4,500      0.2%

William A. Preston        64   Director                 6,775      0.3%

Robert D. Sherer          64   Director                 7,875      0.3%


[FN]
<F1> Assumes the exercise of all outstanding options held by such person to the extent exercisable on or before August 4, 2000 and that no other person has exercised any outstanding options. Includes 28,300, 7,475, 7,475, 5,775 and 7,475 shares subject to options held by Messrs. Derby, Ainsworth, Bigham, Preston and Sherer, respectively.

<F2> The  persons  named  in  the  table  have  sole  voting  and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the other footnotes to this table.

     Business Experience of the Nominees

     David A. Derby has been a director, President and Chief Executive Officer of the Company since May 1982. Mr. Derby was elected Chairman of the Board effective April 1, 1998. He also was President of the Company's wholly owned subsidiary, Datron World Communications Inc. (formerly known as Trans World Communications, Inc.), from March 1993 through March 1995 and was President of its other wholly owned subsidiary, Datron/Transco Inc., from August 1997 until March 1998. He has been a director of AML Communications, Inc. since December 1995.

     Kent P. Ainsworth has been a director of the Company since May 1985. Since April 1996, he has been Executive Vice President and Chief Financial Officer of U.R.S. Corporation. From January 1991 until April 1996 he was Vice President and Chief Financial Officer of U.R.S. Corporation. From October 1987 through February 1990, he was Chief Financial Officer of Di Giorgio Corporation.

     Michael F. Bigham has been a director of the Company since May 1996. Since July 1, 1996, he has been President and Chief
Executive Officer of Coulter Pharmaceutical Inc.   He served as
Executive Vice President of Operations from April 1994 to June 1996 and Chief Financial Officer from April 1989 to June 1996 at Gilead Sciences, Inc., a biotechnology company. While at Gilead, he also served as Vice President of Corporate Development from July 1988 to March 1992. He was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm, where he was employed from 1984 to 1988. He has been a director of LJL Biosystems, Inc. since April 1997, a director of Coulter Pharmaceutical Inc. since June 1996 and a director of Intrabiotics, Inc. since October 1996.

     Don M. Lyle has been a director of the Company since May 2000. He is the President and owner of Technology Management Company, which he founded in 1983. He has provided technology management assistance to many clients, including SAIC, Tandem Computers, McKinsey & Company, HP and Unisys. He has been a director of Emulex Network Systems, Inc. since February 1994.

     William A. Preston has been a director of the Company since February 1998. Since 1977, he has been Chairman and Chief Executive Officer of APM, Inc. He was a director of Pacific Scientific Corporation from 1979 to January 1998, and has been a director of MATSI Inc. since 1988.

     Robert D. Sherer has been a director of the Company since May 1989. He is the President and owner of Quality Concepts, Inc., which he founded in 1986. From 1959 to 1984 he was employed by A.M. International, where his last position was National Vice President of Sales.

     All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. There are no family relationships between any directors or executive officers of the Company.

     Meetings and Committees of the Board

     Regular meetings of the Board are generally held on a quarterly basis, while special meetings are called when neces sary. The Board held six meetings during the fiscal year ended March 31, 2000 ("Fiscal 2000"). During Fiscal 2000, each nominated incumbent director attended 75% or more of the meetings of the Board and of Board committees on which such director served with the exception of Mr. Bigham, who attended 71% of such meetings. Each director who is not an employee of the Company received an attendance fee of $1,000 for each meeting of the Board and $500 for each meeting of any committee on which the director serves and an annual retainer of $10,250.

      The  Board presently has two standing committees, the Audit
Committee and the Compensation Committee.

     Audit Committee

     During the first quarter Fiscal 2000, the Audit Committee consisted of Messrs. Ainsworth, Sherer and Peter F. Scott, who retired from the Board on August 9, 1999. For the remainder of Fiscal 2000, the Audit Committee consisted of Messrs. Bigham, Preston and Sherer. This committee consults with the Company's auditors concerning their auditing plan, the results of their audit, the appropriateness of accounting principles utilized by the Company and the adequacy of the Company's general accounting controls. This committee met two (2) times during Fiscal 2000.

     Compensation Committee

     During the first quarter Fiscal 2000, the Compensation Committee consisted of Messrs. Ainsworth, Scott and Adrian C. Cassidy, who retired from the Board on August 9, 1999. For the remainder of Fiscal 2000, the Compensation Committee consisted of Messrs. Ainsworth, Preston and Sherer. The function of the Compensation Committee is to recommend to the Board of Directors the salary and bonus levels of officers and directors of the Company and to administer the Company's 1985 Stock Option Plan, the Company's 1995 Stock Option Plan (collectively, the "Stock Option Plans") and the Employee Stock Purchase Plan. This committee met four (4) times during Fiscal 2000.

                     EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information regarding the compensation for services in all capacities paid or accrued for the Fiscal Years indicated by the Company (a) to the Chief Executive Officer of the Company and (b) to the Chief Financial Officer of the Company. No other executive officer of the Company received salary and bonus of more than $100,000 during Fiscal 2000.

                                                                 Long Term
                                   Annual Compensation          Compensation

                                                                   Awards

                                                                 Securities
                      Fiscal                        Other        Underlying
                       Year                         Annual        Options/     All Other
Name and Principal     Ended    Salary    Bonus  Compensation<F1>   SARs<F2>   Compensation<F3>
    Position         March 31,    ($)      ($)       ($)           (#)             ($)

David A. Derby        2000     275,962  113,796     4,839         10,000          43,257
Chairman, President
and Chief Executive   1999     250,000   58,406     5,316             0           20,775
Officer
                      1998     249,999      0       2,269         25,000          10,111

William L. Stephan    2000     178,364   56,898     3,039         10,000          23,887
Vice President,
Chief Financial       1999     162,014   29,203     3,138             0           19,746
Officer and
Treasurer             1998     138,307      0         564         30,000           8,097

[FN]
<F1> Amounts paid under an arrangement by which the Company
     reimburses officers of the Company for medical expenses and life insurance not paid under the Company's regular health insurance plan.

<F2>  Options granted in Fiscal 2000 were non-qualified options
     ("NQOs") for Mr. Derby and incentive stock options ("ISOs") for Mr. Stephan, both with terms of ten years. Options granted in Fiscal 1998 for both Mr. Derby and Mr. Stephan were ISOs with terms of ten years. The options vest in substantially equal portions at the end of the first, second and third years following the date of grant. The exercise price for each NQO was set at 85% of the fair market value of the Company's Common Stock at the date of grant and the exercise price for each ISO was set at 100% of the fair market value of the Company's Common Stock at the date of grant.

<F3> Represents contributions to the Company's Qualified Employee
     Profit Sharing Plan and contributions to the Company's Non-
     Qualified Supplemental Executive Profit Sharing Plan and earnings accrual under that plan.


     Fiscal 2000 Option Grants

     The following table sets forth information relating to options granted during Fiscal 2000 to the Company's Chief Executive Officer and the Chief Financial Officer named in the Summary Compensation Table. In addition, and in accordance with the rules of the Securities and Exchange Commission, the table shows hypothetical gains or "option spreads" that would exist for such options based on assumed rates of annual compound stock price appreciation of 5% and 10% per year from the date the options were granted over the full option term.

                                                                             Potential Realizable
                                                                             Value at Assumed Annual
                                                                             Rates of Stock Price
                                                                             Appreciation for Option
                                      Individual Grants                      Term<F1>

                       Number of     Percent of
                      Securities    Total Options
                      Underlying     Granted to      Exercise   Expiration
                     Options/SARs   Employees in     or Base      Date       5% per    10% per
    Name              Granted<F2>    Fiscal Year<F3>  Price     of Option     year     year


David A. Derby, CEO      10,000          8%           $5.10    May 26, 2009   $32,074    $81,281
William L. Stephan       10,000          8%          $l3.50    Feb.22, 2010   $84,901   $215,155

[FN]
<F1> The  amounts  represent certain assumed rate of appreciation over the exercise price per share. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock. There can be no assurance that any of the values reflected in the table will be achieved.

<F2> For  a description of the material terms of the options, see footnote (2) to the Summary Compensation Table.

<F3> Based  on the total number of options granted during  Fiscal
     2000.

     Fiscal Year 2000 Aggregated Option Exercises in Last
     Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information with respect to the options held at the end of Fiscal 2000 by the Company's Chief
Executive Officer and the Chief Financial Officer named in the Summary Compensation Table.

                                                                               Value of Unexercised
                                                 Number of Unexercised      In-the-Money Options/SARs at
                        Shares       Value           Options/SARs at             Fiscal Year-End<F1>
                      Acquired on   Realized        Fiscal Year-End (#)                  $
Name                  Exercise(#)     ($)      Exercisable   Unexercisable   Exercisable   Unexercisable

David A. Derby, CEO        0           0         39,000         18,500         $133,688      $92,375
William L. Stephan         0           0         39,800         20,200         $129,300      $35,700

[FN]
<F1> Market value of the underlying securities at fiscal year-end minus the exercise price of "in the money" options.

     Employment Contracts and Indemnification Agreements

     Employment Contracts

     The Company has an employment agreement with Mr. Derby (the "Agreement") providing for Mr. Derby's services as President and Chief Executive Officer of the Company pursuant to which he is currently paid an annual salary of $275,000, with vacation, holidays, insurance and other benefits permitted under policies established by the Board. Should Mr. Derby be involuntarily terminated from the Company for any reason other than cause, he will receive a lump sum equal to three times his then current annual salary. The Agreement provides that, upon an assignment of the Agreement by the Company, Mr. Derby has the right to terminate the Agreement if any successor entity is not acceptable to him. The Agreement will expire upon notice not less than two years from its next anniversary date, unless sooner terminated under terms of the Agreement. The Company may terminate the Agreement if Mr. Derby commits any material act of dishonesty in the discharge of his duties.

     The Company has a severance agreement with Mr. Stephan that provides twelve months of severance pay through salary continuance in the event Mr. Stephan is involuntarily terminated from the Company for any reason other than cause. If within the twelve-month period following involuntary termination, Mr. Stephan engages in activities directly competing with the Company, severance benefits would cease.

     Indemnification Agreements

     Mr. Derby and Mr. Stephan (as well as the Company's other officers and directors) are parties to Indemnification Agreements with the Company in substantially the form approved by the stockholders at the 1992 Annual Meeting.

     Loans

     In 1988, the Company established the Key Employee Stock Purchase Plan to assist key employees in acquiring an equity stake in the Company. Pursuant to the plan, Mr. Derby has been loaned money by the Company to acquire shares of the Company's Common Stock. Mr. Derby has outstanding a full recourse promissory note in the original principal amount of $164,000 payable to the Company on April 10, 2002, the proceeds of which he used to acquire 25,000 shares of Common Stock on April 11, 1988.

     In June 1995, Mr. Derby exercised an incentive stock option to acquire 15,000 shares of Common Stock granted to him under the 1985 Stock Option Plan. As partial payment for the exercise price, Mr. Derby was loaned $80,000 by the Company and he executed a full recourse promissory note in the same amount payable to the Company. Mr. Derby paid this note in full during Fiscal 2000.

     Compensation Committee Report on Executive Compensation

     Set forth below is a report of the Compensation Committee with respect to the Company's compensation policies during Fiscal
2000 as they affect the Company's Chief Executive Officer and the Company's Chief Financial Officer.

     Compensation Policies For Executive Officers

     The Company's compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies, thereby permitting the Company to attract and retain qualified executives. More specifically, the Company's compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate executive officers to meet the Company's annual and long-range business objectives, thereby enhancing stockholder value. The cumulative effect of the Company's compensation policies for executive officers is to tie such compensation closely to the Company's performance.

     Each of the Company's executive officers receives a base salary. The Company sets base salary for executive officers based upon a number of factors, including the particular qualifications of the executive, levels of pay for similar positions at public and private companies of comparable size and in comparable businesses to those of the Company, the degree to which the executive can help the Company achieve its goals, and direct negotiation with the executive.

     An important element of the Company's compensation for executive officers are bonuses tied closely to the Company's annual financial results. The executive officers named in the Summary Compensation Table participate in three bonus plans. The first of these is the Company's Qualified Employee Profit Sharing Plan (the "Qualified Plan"). The Qualified Plan provides employees with supplemental retirement benefits through a plan treated favorably for tax purposes. The Qualified Plan reflects the belief that some portion of all employees' compensation should be tied to the performance of the Company in order to provide a sound incentive to enhance that performance and to keep the Company's compensation policies competitive with those of other similar companies. All employees of the parent company, Datron Systems Incorporated, are eligible to participate in the Qualified Plan beginning on the April 1 following their date of employment. Annual contributions to the plan are determined by the Board. Fiscal 2000 contributions were $13,849 each for Mr. Derby and Mr. Stephan. Participant accounts in the Qualified Plan vest over a seven-year period beginning after three years of service.

     The second bonus plan is the Company's Non-Qualified Supplemental Executive Profit Sharing Plan (the "Non-Qualified Plan"). The Non-Qualified Plan was established to provide the executive officers named in the Summary Compensation Table with retirement benefits in excess of those permitted by the Qualified Plan. The benefits provided by the Non-Qualified Plan are in the form of deferred compensation, which is not treated favorably for tax purposes. The Non-Qualified Plan is designed to supplement retirement benefits provided by the Qualified Plan, which are limited by federal regulation and which the Compensation Committee believes are not competitive with other similar companies. The Board determines which executive officers are eligible to participate in the Non-Qualified Plan and the amount of annual contributions. Fiscal 2000 contributions and earnings accruals were $29,408 for Mr. Derby and $10,038 for Mr. Stephan. Participant accounts in the Non-Qualified Plan vest over a seven-year period beginning after three years of service.

     The third bonus plan is the Company's Key Employee Incentive Plan (the "Key Employee Plan"). The Key Employee Plan further ties key executive compensation to Company financial performance by providing a cash bonus to be allocated among designated employees selected by the Board, upon recommendation by the Compensation Committee, after pre-determined profit goals and other criteria have been reached and after provision for the Qualified Plan and the Non-Qualified Plan. Income and profit goals for the Key Employee Plan, and associated contributions to the bonus pool, are determined annually by the Board. Fiscal 2000 contributions were $113,796 for Mr. Derby and $56,898 for Mr. Stephan.

     The fourth element in the Company's executive officer compensation package is equity-based compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Such incentives have been provided principally by the granting of options under the Company's 1995 Stock Option Plan. Under the 1995 Stock Option Plan, options vest over a three-year period and are designed to encourage officers to continue in the employ of the Company. As such, they provide a longer term incentive than do the annual bonus plans. During Fiscal 2000, Mr. Derby and Mr. Stephan each received a grant of 10,000 stock options.

     CEO Compensation

     Mr. Derby has been President and Chief Executive Officer of the Company since 1982 and Chairman since April 1998. Mr. Derby's base salary for Fiscal 2000, pursuant to his employment agreement, was increased from $250,000 to $275,000 in May 1999. Mr. Derby's participation in the Company's Qualified Plan, Non-Qualified Plan and Key Employee Plan, pursuant to which his bonus is determined, provides an incentive to maximize Company profitability on an annual basis. Through his equity ownership in the Company, consisting of 75,766 shares of Common Stock and options to purchase 75,000 shares of Common Stock, and his participation in the Employee Stock Purchase Plan, Mr. Derby shares with the other stockholders of the Company a significant stake in the long-range success of the Company's business.

     COMPENSATION COMMITTEE
     Kent P. Ainsworth
     William A. Preston
     Robert D. Sherer

     Compensation Committee and Insider Participation

     As noted above, during Fiscal 2000 executive compensation policy was set by the Compensation Committee. Each member of the Compensation Committee is a non-employee director of the Company.

                 COMPARATIVE STOCK PERFORMANCE


     Set forth below are line graphs which illustrate for the purpose of comparison the percentage change in the cumulative total stockholder return on the Company's Common Stock from March 31, 1995 through March 31, 2000 with the percentage change in the cumulative total return over the same period on (i) the CRSP Index for the NASDAQ Stock Market - U.S. Companies, and (ii) the CRSP Index for the NASDAQ Stock Market - U.S. Communications Equipment Companies. This graph assumes an initial investment of $100 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market - U.S. Companies and the CRSP Index for the NASDAQ Stock Market - U.S. Communications Equipment Companies on March 31, 1995 and that all dividends, if any, were reinvested.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
AMONG DATRON SYSTEMS INCORPORATED, CRSP NASDAQ-U.S. COMPANIES AND
      CRSP NASDAQ - U.S. COMMUNICATIONS EQUIPMENT COMPANIES

                       [GRAPH APPEARS HERE]

Measurement Period
(Fiscal Year Covered)
--------------------

                               CRSP Nasdaq-    Communications
Measurement    Datron Systems     U.S.         Equipment
Point           Incorporated   Companies       Companies

FYE 3/31/95        $100           $100            $100
FYE 3/31/96        $100           $136            $146
FYE 3/31/97        $ 77           $151            $133
FYE 3/31/98        $ 70           $229            $174
FYE 3/31/99        $ 53           $309            $204
FYE 3/31/00        $101           $574            $787

                    SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 19, 2000, unless otherwise noted in the footnotes, certain information concerning
(a) each person known to the Company to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table, and (c) all directors and executive officers as a group.


 Name/Address of                 Shares of
 Beneficial Owner              Common Stock<F1>     % of Class

 Heartland Advisors, Inc.        382,400<F2>         14.1%
    789 North Water Street
    Milwaukee, WI  53202

 J.B. Greenwell                                      8.8 %
    318 South Maple                238,180
    Carroll, IA 51401

 Dimensional Fund Advisors         206,104<F3>        7.6%
    1299 Ocean Avenue,
    11th Floor
    Santa Monica, CA 90401

 David A. Derby                    104,066<F4>        3.8%

 William L. Stephan                 47,806<F4>        1.7%

 All directors and                 191,372<F4>        6.6%
  executive officers
  as a group (7 persons)

---------------
[FN]
<F1> Information  with respect to beneficial ownership  is  based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission.

<F2> As  of June 6, 2000, the shares of common stock are held  of record in various investment advisory accounts of Heartland Advisors, Inc. ("Heartland"). Heartland has sole voting and dispositive power as to 326,000 shares and sole dispositive, but no voting power as to 56,400 shares.

<F3> Dimensional   Fund   Advisors   Inc.   ("Dimensional"),   an
     investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 206,104 shares of Datron Systems Incorporated stock as of March 31, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

<F4> Includes  28,300  and  43,200  shares  obtainable  upon  the exercise of stock options held by Messrs. Derby and Stephan, respectively.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has acted as the Company's independent auditors since March 1983. A representative of Deloitte & Touche
LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                 ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the year ended March 31, 2000, containing the audited consolidated balance sheets as of March 31, 2000 and March 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the past three fiscal years, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                    STOCKHOLDER PROPOSALS

     The Company will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the Annual Meeting of Stockholders to be held in 2001, the proposal must be received in writing by the Secretary of the Company no later than March 10, 2001.

                         OTHER MATTERS

     The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                      By Order of the Board of Directors


                      Victor A. Hebert
                      Secretary

Vista, California
July 6, 2000


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
WHETHER  OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
TO  SIGN  AND RETURN THE ACCOMPANYING PROXY CARD IN THE  ENCLOSED
POSTPAID ENVELOPE.

PROXY
                       DATRON SYSTEMS INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS

     The undersigned hereby appoint(s) DAVID A. DERBY and WILLIAM
L. STEPHAN, or either one of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of DATRON SYSTEMS INCORPORATED which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on August 4, 2000, and at any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed, on the other side)

-----------------------------------------------------------

Please mark your votes as indicated in this example [X]

1.   To elect as director, David A. Derby, Kent P. Ainsworth,
     Michael F. Bigham, Don M. Lyle, William A. Preston and Robert
     D. Sherer.

        FOR all nominees listed (except as indicated below)    [  ]
        WITHHOLD AUTHORITY to vote (as to all nominees)        [  ]

        To withhold authority to vote for one or more individual
nominees, write such name(s) on the line provided below:
     ___________________________________________________________


This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES OR PROPOSALS LISTED ABOVE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

PLEASE  COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTPAID ENVELOPE.

(Signature)_____________(Signature)___________Date___________, 2000

Please  date  and sign exactly as name(s) appear(s)  hereon.   If
shares are held jointly, each holder must sign. Please give full title and capacity in which signing if not signing as an individual.